Stereotaxis Announces Definitive Agreements to Raise $18.5 Million in Private Placement Financings

- Agreement to Extend Credit Facility with Silicon Valley Bank through March 2013 -

ST. LOUIS, MO, May 7, 2012— Stereotaxis, Inc. (NASDAQ: STXS) today announced it has entered into definitive agreements with select institutional investors to raise total gross proceeds of approximately $18.5 million in two financing transactions. The Company also announced an amendment to its credit agreement with Silicon Valley Bank (SVB), including extending its revolving credit facility to March 31, 2013.

In a private offering of common stock, Stereotaxis will raise $10 million through the issuance of approximately 21.7 million shares of common stock and 6-year warrants to purchase approximately 21.7 million additional shares of common stock at an exercise price of $0.3361 per share. In addition, the Company announced a private placement of approximately $8.5 million of unsecured, subordinated, convertible promissory debentures (the "Debentures") which will be convertible into shares of common stock at a price of $0.3361 per share at all times following the date the Company is required to receive shareholder approval of the transactions. In connection with the sales of the Debentures, the Company is also issuing 6-year warrants to purchase common stock equal to 100% of the shares underlying the Debentures or approximately 25.2 million shares of common stock at an exercise price of $0.3361 per share.

The Debentures bear interest at 8% per year and mature on May 7, 2014. The Company will be required to make interest payments in shares of common stock, subject to a shareholder vote to increase the number of shares authorized for issuance or a reverse stock split as well as the completion of an effective registration statement. The Company may force conversion of the Debentures under certain circumstances.

Net proceeds from these financings will be used to repay $7 million of the revolving credit facility guaranteed by Alafi Capital (“Alafi”) and Sanderling Venture Partners (“Sanderling”), for working capital, and for general corporate purposes. The closing of the transactions is subject to standard and customary closing conditions.

Stereotaxis expects to amend its credit agreement with Silicon Valley Bank to extend its revolving credit facility to March 31, 2013, effective upon the closing of the financing transactions. The revolving line of credit will be decreased from $20 million to $13 million after pay down of $7 million of the guaranteed portion, but otherwise has similar terms and conditions to previous agreements with Silicon Valley Bank. Sanderling and Alafi have agreed to extend their guarantees for an aggregate of $3 million of a portion of the Silicon Valley Bank revolving credit facility, in exchange for warrants to purchase up to an aggregate of 2.3 million shares of common stock each at an exercise price of $0.3361 per share, which will only become effective on the closing of the transactions and effectiveness of the Silicon Valley Bank extension.

“With the support from new and existing investors, we have improved our financial position and are taking the necessary steps to strengthen our financial stability as we pursue our growth strategies,” said Michael P. Kaminski, President and Chief Executive Officer of Stereotaxis. “We continue to be encouraged by the positive early feedback and validation from physicians for the productivity enhancements of our new Epoch™ robotic navigation platform, and the momentum in Niobe® ES upgrade installations. The additional financial resources, together with our strategic initiatives to ensure successful commercialization of our Epoch platform as well as ongoing operating expense reduction initiatives, position us for improved operating performance and financial results beginning in 2012.”

Oppenheimer & Co. Inc. served as sole placement agent for each of the financing transactions.

The securities offered in these financing transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the purchasers, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the offering, issuable upon conversion of the Debentures and issuable upon exercise of the warrants. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Stereotaxis

Stereotaxis is a healthcare technology and innovation leader in the development of robotic cardiology instrument navigation systems designed to enhance the treatment of arrhythmias and coronary disease, as well as information management solutions for the interventional lab. With over 100 patents for use in a hospital's interventional surgical suite, Stereotaxis helps physicians around the world provide unsurpassed patient care with robotic precision and safety, improved lab efficiency and productivity, and enhanced collaboration of life-saving information. Stereotaxis' core technologies are the Niobe® ES Remote Magnetic Navigation system, the Odyssey™ portfolio of lab optimization, networking and patient information management systems and the Vdrive™ Robotic Mechanical Navigation system and consumables.

The core components of Stereotaxis systems have received regulatory clearance in the U.S., Europe, Canada and elsewhere; the V-Loop™ circular catheter manipulator is currently under regulatory review by the U.S. Food and Drug Administration. For more information, please visit www.stereotaxis.com and www.odysseyexperience.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our continued access to capital and financial resources, including our ability to extend our current loan facility and to obtain additional capital through other financing arrangements, in each case on a timely basis and on terms that are acceptable, continued acceptance of the Company's products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase our systems and the timing of such purchases, the outcome of various shareholder litigation recently filed against us, competitive factors, changes resulting from the recently enacted healthcare reform in the U.S., including changes in government reimbursement procedures, dependence upon third-party vendors, timing of regulatory approvals, and other risks discussed in the Company's periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. There can be no assurance that the Company will recognize revenue related to its purchase orders and other commitments in any particular period or at all because some of these purchase orders and other commitments are subject to contingencies that are outside of the Company's control. In addition, these orders and commitments may be revised, modified, delayed or canceled, either by their express terms, as a result of negotiations, or by overall project changes or delays.

Company Contact:	Investor Contact:	Media Contact:
Sam Duggan	EVC Group, Inc.	Frank Cheng
Chief Financial Officer	Gregory Gin / Robert Jones	Senior Vice President,
314-678-6007	646-445-4801 / 646-201-5447	Marketing & Business
Development
314-678-6111

###